INVESTOR PRESENTATION September 2018 z Data as of June 30, 2018 - Unless otherwise noted

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements related to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, which have been filed with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

Why Fulton? . Deep Executive Bench with Continuity . Valuable Franchise in Attractive Markets . Investing in People to Drive Growth . Relationship Banking Strategy Focused on the Customer Experience . Granular, Well-Diversified Loan Portfolio . Attractive, Low-Cost Core Deposit Profile . Solid Asset Quality and Reserves . Well-Positioned Balance Sheet for Rising Interest Rates . Prudent Expense Management with Opportunities to Improve . Excess Capital to Deploy 3

Deep Executive Bench With Continuity Years in Financial Prior Name Position Years at Fulton Services Experience Phil Wenger Chairman/CEO 39 39 Various roles since joining in 1979 Curt Myers President/COO 28 28 Various roles since joining in 1990 PwC, Banking and Investment Banking; Joined Mark McCollom (1) Chief Financial Officer 1 31 Fulton in November 2017 Meg Mueller Head of Commercial Banking 22 32 Various roles since joining in 1996 Angela Snyder Head of Consumer Banking 16 32 Various roles since joining in 2002 Angie Sargent Chief Information Officer 26 26 Various roles since joining in 1992 Betsy Chivinski (2) Chief Risk Officer 24 36 Various roles since joining in 1994 (1) Includes years of service in public accounting and investment banking as a financial services industry specialist 4 (2) Includes years of service in public accounting as a financial services industry specialist

A Valuable Franchise

- ~240 financial centers throughout the Mid-Atlantic
- Asset size of $20.2 billion
- 3,700+ team members (3,580 FTEs [1])
- Market capitalization of $3.2 billion [2]
- Opportunity to meaningfully grow our market share[3]
  - *~16% deposit market share across the 15 counties where we have a Top 5 deposit market share; Represents 58% of our total deposits*
  - *~1% deposit market share across the 37 counties where we <u>do not</u> have a Top 5 deposit market share; Represents 42% of our total deposits*



Lycoming
Centre
Union
Montour
Columbia
Snyder
Northumberland
Schuylkill
Dauphin
Lebanon
Berks
Northampton
Lehigh
Bucks
Montgomery
Cumberland
Lancaster
Chester
Philadelphia
York
Delaware
Washington
Frederick
Baltimore
Baltimore City
Howard
Montgomery
Anne Arundel
Prince Georges
Cecil
Sussex
Fairfax
Albemarle
Warren
Morris
Hunterdon
Somerset
Middlesex
Mercer
Monmouth
Ocean
Burlington
Camden
Gloucester
Salem
Atlantic
Cumberland
Fulton Bank(4)
FNB Bank (Merging with Fulton Bank in 4Q18)
Swineford National Bank
(Merging with Fulton Bank in 4Q18)
Fulton Bank of New Jersey
Lafayette Ambassador Bank
The Columbia Bank

(1) Average full-time equivalent employees. (2) Based on shares outstanding as of June 30, 2018 and the closing price as of August 28, 2018 (3) Data as of June 30, 2017 per S&P Global Market Intelligence (4) Assumes consolidation of FNB Bank and Swineford National Bank, which is scheduled for early 4Q18 ; Map includes Fulton Financial counties with a financial center and/or a loan production office ("LPO"), and incorporated cities in MD and VA with a financial center and/or LPO

5

FULTON FINANCIAL CORPORATION

Strong Position In Attractive & Stable Markets

Metropolitan Statistical Area (MSA)	Fulton Financial Corporation Market Rank	Fulton Financial Corporation Total Active Branches 2017	Fulton Financial Corporation Total Deposits 2017 ($000)	Fulton Financial Corporation Total Deposit Market Share 2017	Market Total Active Branches 2017	Market Total Deposits 2017 ($000)	Market Median Household Income Current ($)	Projected Household Income Growth	Projected Market Population Growth
Lancaster, PA	1	28	3,130,912	28.28%	188	11,072,423	64,827	9.70%	2.16%
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	14	56	2,965,999	0.66%	1,716	452,697,012	70,516	9.81%	1.31%
Allentown-Bethlehem-Easton, PA-NJ	4	25	1,471,147	8.87%	259	16,579,715	66,384	8.45%	1.33%
New York-Newark-Jersey City, NY-NJ-PA	60	26	1,341,692	0.07%	5,656	1,816,771,364	74,466	9.82%	1.90%
Baltimore-Columbia-Towson, MD	9	15	996,846	1.38%	713	72,332,491	77,704	7.89%	2.51%
York-Hanover, PA	3	12	860,735	12.17%	139	7,073,296	63,858	6.30%	1.50%
Harrisburg-Carlisle, PA	5	12	791,220	5.57%	193	14,193,285	63,998	7.57%	2.20%
Lebanon, PA	1	8	758,176	34.47%	42	2,199,387	58,732	7.10%	2.61%
Reading, PA	7	10	638,147	3.89%	125	16,391,443	62,208	8.75%	0.67%
Hagerstown-Martinsburg, MD-WV	2	9	510,959	14.38%	77	3,553,934	59,641	4.82%	3.33%
Top 10 Fulton Financial Corporation MSAs (1)		***201***	***13,465,833***	***0.56%***	***9,108***	***2,412,864,350***	***67,389***	***8.75%***	***1.84%***
Total Franchise		***247***	***15,492,861***	***0.54%***	***12,019***	***2,879,523,266***	***67,068***	***8.57%***	***1.89%***
Nationwide							***61,045***	***8.86%***	***3.50%***

__Note:__ Data as of June 30, 2017 per S&P Global Market Intelligence

(1) Median HH Income, 2018 – 2023 Projected Population Change and 2018 – 2023 Projected HH Income Change are weighted by deposits in each MSA

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FULTON FINANCIAL CORPORATION

Investing In People To Drive Growth Commentary Revenue Producers . Renewed focus on front line hiring after years of building out the compliance and risk management areas 300 . Market disruption creates hiring opportunities 250 104 o Replace lower performing commercial relationship 97 managers with higher performing talent . 200 83 Key additions to our SBA, commercial leasing and agriculture 75 areas as well as mortgage banking and wealth 70 150 o Also, created dedicated Healthcare and CRE lending groups 101 109 . 94 97 Hired a regional president and commercial relationship 100 84 managers for our Philadelphia market, which is a focus area for growth 50 85 81 . 59 68 Mortgage originations of ~$1.3bn1 56 . - Wealth AUA/AUM ~$10.5bn2 4Q14 4Q15 4Q16 4Q17 2Q18 Commercial Specialized Services Wealth Mortgage 7 (1) For the year ended December 31, 2017 (2) As of June 30, 2018; Assets Under Administration (“AUA”) and Assets Under Management (“AUM”)

Extending Footprint Into Fast Growing Urban Markets

Philadelphia, PA County Deposit Market Share – Top 20

Total Deposit Rank 2017	Regulatory Industry 2017	Parent Company Name 2017	Total Active Branches 2017	Total Deposits 2017 ($000)	Total Deposit Market Share 2017 (%)
1	Bank	Wells Fargo & Co.	39	12,267,228	24.48%
2	Bank	PNC Financial Services Group Inc.	37	9,256,200	18.47%
3	Bank	Bank of America Corp.	18	8,534,190	17.03%
4	Bank	Citizens Financial Group Inc.	54	7,440,331	14.85%
5	Bank	Toronto-Dominion Bank	23	4,001,957	7.99%
6	Thrift	Beneficial Bancorp Inc.	16	1,654,021	3.30%
7	Bank	Banco Santander SA	18	1,384,515	2.76%
8	Bank	M&T Bank Corp.	8	984,767	1.97%
9	Savings Bank	Firstrust Savings Bank	5	744,885	1.49%
10	Bank	Republic First Bancorp Inc.	7	642,059	1.28%
11	Bank	Prudential Bancorp Inc.	10	557,051	1.11%
12	Bank	HSBC Holdings PLC	2	499,677	1.00%
13	Bank	Univest Corp. of Pennsylvania	7	440,063	0.88%
14	Bank	BB&T Corp.	12	420,170	0.84%
15	Bank	DNB Financial Corp.	3	190,030	0.38%
16	Bank	Royal Bancshares of Pennsylvania Inc.	4	168,825	0.34%
17	Savings Bank	United Savings Bank	3	151,470	0.30%
18	Savings Bank	Washington Savings Bank	4	133,556	0.27%
19	Bank	Asian Financial Corp.	1	131,473	0.26%
20	Bank	Parke Bancorp Inc.	2	80,483	0.16%
		All Others	20	430,915	0.84%
		Total	*293*	*50,113,866*	*100.00%*

Commentary

- Philadelphia is a natural extension of our current footprint
  - Opened an LPO in May 2018
  - Received regulatory approval for two financial centers that are targeted to open in the 4th quarter of 2018
- No bank of Fulton's size in Philadelphia
  - The top 5 banks have ~83% of the deposit market share
  - Presents a tremendous growth opportunity for Fulton
- Health Care, Technology and Professional Services are major economic forces, which are target business segments for Fulton
- The Philadelphia-Camden-Wilmington MSA is a large economic region with GDP of over $430bn, and is the 8th largest metropolitan area in the U.S[1]
- Baltimore is a targeted area for 2019

Note: Deposit data as of June 30, 2017 per S&P Global Market Intelligence

(1) 2016 advance statistics; source: U.S. Bureau of Economic Analysis

8

FULTON FINANCIAL CORPORATION

Recent Strategic Initiatives Support Our Relationship Banking Strategy


2018
Blue-Chip
Priorities

Growth: Investing in *talent*, introducing new *digital capabilities*, implementing *technology enhancements*, expanding the *Fulton Forward ™* initiative and focusing on *Channel Strategies* (example: Branch Optimization)

Risk and Compliance: Continuously improving the operating effectiveness of our *Risk Management and BSA frameworks and related controls/processes at all levels*

Operational Excellence: Focusing on *employee engagement*, advancing *business line structure* and *consolidation efforts*, improving *processes/automation*, developing *enterprise technology strategy* and enhancing *customer intelligence capabilities*

9
FULTON FINANCIAL CORPORATION

Fulton Has Made Significant Investments To Enhance Its Digital Capabilities

New Website	*Commercial Online Banking Platform*	*Commercial Loan Origination System*
2017	*2017*	*Tentatively 2019*
sitecore — Own the experience	Bottomline Technologies	ncino
fultonbank.com	BOSS	NAVIGATOR

New Website (fultonbank.com)

- Personalizes experience
- Provides intuitive navigation
- Offers a consolidated, customer-centric view and organization of content

Commercial Online Banking Platform (BOSS)

- Best-in-class online platform for customers to track, manage, and grow their business
- Integrates easily with other platforms such as QuickBooks®

Commercial Loan Origination System (NAVIGATOR)

- Streamlines commercial underwriting process to condense timeline from application to close
- Integrates with CRM platform to streamline processes and keep customers more informed

10

FULTON FINANCIAL CORPORATION

Website Recently Recognized As An Innovation Leader Our redesigned customer website allows users to have a cohesive and personalized experience as they explore all of our products, services and capabilities in one place . Leverages data and customer insights to deliver personalized content to customers and prospects while capturing valuable information that can be translated into sales and marketing opportunities Fulton Bank recently won Sitecore’s 2018 annual award for Best Use of Personalization in North America. 11

Optimizing Our Branch Network Optimizing our financial center network will: . Move us towards multiple financial center types vs. a one-size-fits-all model . Give us greater ability to re-invest in people & digital transactions . Orient the financial center as a primary touchpoint enabling higher- value activities geared towards advice and sales . Create greater focus on customer experience in the financial centers . Closed 30+ financial centers and upgraded 56 financial centers to the new format since 2014 12

Granular, Well-Diversified Loan Portfolio . Average Loans for the first six months of 2018 are up 4.8% compared to the first six months of 2017 . Yields continue to move higher after several years of declines $16.0 $15.7 4.50% $15.2 $0.6 $0.4 $14.1 $1.0 $0.9 $14.0 $13.3 $0.4 $12.9 $0.8 $0.4 $1.8 $2.0 $0.4 $0.7 4.30% $12.0 $0.6 $1.5 4.26% $1.4 4.21% $1.4 $1.6 $1.5 Portfolio Loan Total (1) Yield $1.7 $10.0 $1.7 $1.7 4.07% 4.10% Balances 4.04% $8.0 $4.2 $4.3 $3.7 $3.9 $4.1 3.95% 3.90% $6.0 Average Average LoanPortfolio $4.0 $6.2 $6.3 3.70% $5.1 $5.2 $5.6 $2.0 $- 3.50% 2014 2015 2016 2017 Jun 2018 ($ IN BILLIONS) Comm'l Mtg Comm'l Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) 13 Note: Loan portfolio composition is based on average balances for the years ended December 31, 2014 to 2017, and for the first six months ended June 30, 2018 (1) Presented on a fully-taxable equivalent basis

Attractive, Low-Cost Core Deposit Profile . Steady growth in core deposits while maintaining a low deposit beta . Average Deposits for the first six months of 2018 are up 3.2% compared to the first six months of 2017 $15.5 $16.0 $15.5 0.50% $14.6 $ $0.1 0.47% $13.7 $- $1.4 $1.5 $14.0 $12.9 $1.4 $- $- $1.3 $3.0 $3.0 0.40% $12.0 $1.2 $2.7 0.37% $2.4 $2.2 0.31% DepositCosts $10.0 0.29% 0.27% 0.30% $3.6 $3.8 $4.0 $3.3 $8.0 $3.0 (1) 0.20% $6.0 Average Average BalancesDeposit $3.4 $3.8 $4.2 $4.4 $4.3 $4.0 0.10% $2.0 $3.0 $3.0 $2.8 $2.7 $2.7 $- 0.00% 2014 2015 2016 2017 Jun 2018 ($ IN BILLIONS) Time Deposits Non-Int DDA Int DDA Money Mkt Savings Brokered Deposits Costs (1) Note: Deposit composition is based on average balances for the years ended December 31, 2014 to 2017, and six months ended June 30, 2018. Average brokered deposits were $49.1 million for 2017 14 and $79.7 million for the first six months ended June 30, 2018. Core Deposits equal total deposits less brokered and time deposits (1) Deposit costs calculated by dividing interest expense on interest-bearing deposits by total average deposits. Deposit costs for the six months ended June 30, 2018 are annualized

Solid Asset Quality And Reserves Commentary Non-Performing Loans (NPLs) & Allowance/Loans . Excluding a 2Q18 loss from a single, large commercial lending relationship due to internal fraud at the $144.8 1.75% $138.5 borrower, overall asset quality continues to improve $150.0 $131.6 $134.8 . $123.7 Completed a detailed commercial review giving us $125.0 1.50% confidence the loss due to fraud was an isolated AllowanceTotalto Loans event $100.0 1.42% . Asset quality improvement is broad-based, including 1.25% our agriculture portfolio $75.0 1.24% . Loans Performing 1.17% Agriculture portfolio is an area we have been - 1.12% 1.00% 1.07% monitoring carefully over the last couple of years due Non $50.0 to compressed commodity prices 0.75% o ~$1.3bn in commitments, with dairy having the $25.0 largest concentration (~27%) o ~65% family farms/~35% Agribusiness $0.0 0.50% o The portfolio saw a noticeable decrease in 2014 2015 2016 2017 6/30/18 delinquencies in the second quarter of 2018, while net charge-offs were minimal NPL Allowance/Loans ($ IN MILLIONS) 15

Positioned For Rising Interest Rate Environment Commentary Overall Loan Portfolio Rate Type . Variable and adjustable rate loans are ~78% of the portfolio, mostly in commercial Adjustable Fixed Variable . Commercial loans represent ~73% of our loan portfolio . 36% Variable and adjustable rate loans tied mostly to Prime (49%) and LIBOR 42% (48%) o 1-month LIBOR (31%) and 6 month LIBOR+ (17%) 22% . Nearly all variable rate loans have risen above floor rates Commercial Loan Portfolio Rate Type C&I CRE CONSTRUCTION Adjustable Fixed Variable Adjustable Fixed Variable Adjustable Fixed Variable 30% 39% 43% 45% 49% 53% 17% 12% $4.3bn $6.3bn 12% $990mn 16 Note: Data as of June 30, 2018

Prudent Expense Management With Opportunities To Improve Commentary Efficiency Ratio (FTE) 71.00% . Low rate environment and continued buildout of our compliance, risk and technology infrastructures were the 69.00% primary drivers of the increase in the efficiency ratio in 67.00% 2015 65.00% . 63.00% ~ $730 Meaningful positive operating leverage in 2016 and 2017 million 61.00% reduced the efficiency ratio ~ $610 2014Y 2015Y 2016Y 2017Ymillion YTD o Closed 30+ financial centers since 2014 o Balance sheet positioned for rising interest rate Fulton Peer Median environment Non-Interest Expenses / Average Assets . (1) Our efficiency ratio was 63.3% in 2Q18 within our goal of 3.00% 60.0% - 65.0%, and reached the lowest level since the second quarter of 2013 2.90% 2.80% . Opportunities exist to gain efficiencies as we continue to: 2.70% o Optimize our delivery channels o Upgrade our origination and servicing platforms 2.60% o Consolidate our bank charters 2.50% o Exit our BSA/AML orders 2014Y 2015Y 2016Y 2017Y YTD Fulton Peer Group Note: Chart Data from S&P Global Market Intelligence; YTD data as of June 30, 2018 17 See “Appendix” for listing of Peer Group banks (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation

Excess Capital To Deploy Commentary Fulton 2Q18 Capital Ratios . Capital ratios exceed our internal minimums and 14.00% 13.2% 12.00% regulatory requirements 10.6% 10.6% 10.00% 9.2% o Opportunity exists to optimize the capital stack 8.7% . 8.00% Quarterly cash dividend increased to $0.12 per share in 6.00% March of 2018 4.00% ~ $730 (1) o ~8.5% CAGR since 2013 2.00% million . 0.00% Since June 2012, repurchased approximately 32 million Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total~ $610 Risk-Based TCE million shares or $375 million Internal Minimum Excess . Excess capital needs to earn a return above of our cost Capital Ratios Vs. Peers of capital or that excess should be distributed to 14.0% 13.2% 13.2% shareholders 12.0% 11.5% 11.0% o Targeted dividend payout ratio of 40%-50% 10.6% 10.6% 9.5% 10.0% 9.2% o Opportunistic share repurchases 8.7% 8.8% o Strategic M&A 8.0% . Disciplined approach to M&A – Target Metrics 6.0% o Accretive to EPS in year 1 o IRR greater than target’s cost of capital 4.0% Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total Risk-Based TCE o TBV earn back between 3-5 years Fulton Peer Median Note: Chart Data from S&P Global Market Intelligence ; See “Appendix” for listing of Peer Group banks; Data as of June 30, 2018 18 (1) Compounded annual growth rate determined using annualized dividends for the first six months of 2018

RECENT FINANCIAL PERFORMANCE

Second Quarter Results Net Income per diluted share: $0.20 in 2Q18, 28.6% decrease from 1Q18 and 23.1% decrease from 2Q17. Pre-Provision Net Revenue(1): $73.4 million, 18.2% increase from 1Q18 and 16.7% increase from 2Q17 Linked Quarter Loan and Core Deposit Growth: 0.7% increase in average loans, while average demand and savings deposits increased 0.6% Net Interest Income & Margin: Net interest income increased 3.1%, reflecting the impact of a 4 basis point increase in net interest margin and balance sheet growth Non-Interest Income(2) & Non-Interest Expense: 7.1% increase in non-interest income and 2.4% decrease in non-interest expense Asset Quality: $29.1 million increase in provision for credit losses, driven by a $36.8 million addition to provision for credit losses related to one commercial relationship Year-over-Year Loan and Core Deposit Growth: 4.2% increase in average loans and 3.1% increase in average demand and savings deposits Net Interest Income & Margin: 10.2% increase in net interest income, reflecting the impact of a 10 basis point increase in net interest margin and balance sheet growth Non-Interest Income(2) & Non-Interest Expense: 3.6% decrease in non-interest income and 0.5% increase in non-interest expense Asset Quality: $26.4 million increase in provision for credit losses, for reasons noted above 20 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reason for using the measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation (2) Excluding investment securities gains

Income Statement Summary

		2Q18	Change From 1Q18	Change From 2Q17
		(Dollars in thousands, except per-share data)		
Net Interest Income	$	156,067 $	4,749 $	14,504
Provisions for Credit Losses	$	33,117 $	29,147 $	26,417
Non-Interest Income	$	49,090 $	3,234 $	(1,845)
Securities Gains	$	4 $	(15) $	(1,432)
Non-Interest Expense	$	133,345 $	(3,316) $	650
Income before Income Taxes	$	38,699 $	(17,863) $	(15,840)
Income Taxes	$	3,502 $	(3,580) $	(5,570)
Net Income	$	35,197 $	(14,283) $	(10,270)
Net Income per share (diluted)	$	0.20 $	(0.08) $	(0.06)
ROA (1)		0.70%	0.31%	0.24%
ROE (2)		6.28%	-2.74%	-2.08%
ROE (tangible)(3)		8.23%	-3.62%	-2.83%
Efficiency ratio (3)		63.30%	-4.20%	-2.00%

Net Income of $35.2 million, 28.9% decrease from 1Q18 and 22.6% decrease from 2Q17

Net Interest Income

- *From 1Q18*: Increase of 3.1%, driven by loan and deposit growth and the impact of a 4 basis point increase in NIM
- *From 2Q17*: Increase of 10.2%, driven by loan growth and the impact of a ten basis point increase in NIM

Provision for Credit Losses

- 2Q18 included a $36.8 million provision for credit losses related to one commercial relationship and a $3.7 million negative provision for credit losses, mainly due to payoffs of certain loans that had allowance for credit loss allocations in prior periods and improving overall credit metrics

Non-Interest Income

- *From 1Q18*: 7.1% increase driven by commercial loan interest rate swap fees ($1.1 million), mortgage banking revenues ($1.0 million), seasonal increases in merchant fees ($0.8 million) and gains on sales of Small Business Administration (SBA) loans ($0.8 million).
- *From 2Q17*: 3.6% decrease driven by decreases in commercial loan swap fee income ($1.4 million), overdraft fees ($0.5 million) and mortgage banking income ($1.0 million) largely due to reversal of MSR valuation allowance in 2Q17.

Non-Interest Expenses

- *From 1Q18*: 2.4% decrease driven by decreases in professional fees, occupancy costs and salaries and benefits expense.
- *From 2Q17*: Relatively flat with the most notable increase in data processing and software, offset by a decrease in professional fees.

Income Taxes

- 9.0% effective tax rate (ETR) in 2018 vs 12.5% om 1Q18 and 16.6% 2Q17.

(1) ROA is return on average assets determined by dividing net income for the period indicated by average assets, annualized
(2) ROE is return on average shareholders' equity determined by dividing net income for the period indicated by average shareholders' equity, annualized
(3) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation

21

FULTON FINANCIAL CORPORATION

Net Interest Income And Margin AVERAGE INTEREST-EARNING ASSETS & YIELDS $20.0 5.00% 4.75% NET INTEREST INCOME & NET INTEREST MARGIN $15.0 4.50% $15.8 $15.6 $15.7 $15.1 $15.4 $160.0 4.00% $10.0 4.04% 4.25% 3.93% 3.83% 4.00% 3.78% 3.80% $140.0 3.50% $5.0 ~ $730 3.75% million 3.35% 3.39% $3.2 3.27% 3.29% $2.8 $3.1 $2.9 $3.0 $120.0 3.29% 3.00% $- 3.50% 2Q17 3Q17 4Q17 1Q18~ $610 2Q18 $100.0 2.50% million Securities & Other Loans Earning Asset Yield (FTE) ($ IN BILLIONS) $80.0 $156.1 2.00% $146.8 $149.4 $151.3 $141.6 $60.0 1.50% AVERAGE LIABILITIES & RATES $20.0 0.91% 1.00% $40.0 1.00% $1.9 $1.4 $1.4 $1.7 $2.0 0.80% $15.0 $20.0 0.50% 0.82% 0.77% 0.78% 0.72% 0.60% $- 0.00% $10.0 2Q17 3Q17 4Q17 1Q18 2Q18 0.40% $16.1 $15.9 Net Interest Income $5.0 $15.4 $15.5 Net Interest Margin (Fully-taxable equivalent basis, or FTE) $15.1 0.20% ($ IN MILLIONS) $- 0.00% 2Q17 3Q17 4Q17 1Q18 2Q18 Deposits Borrowings Cost of Interest-bearing Liabilities ($ IN BILLIONS) 22

Asset Quality PROVISION FOR CREDIT LOSSES NON-PERFORMING LOANS (NPLS) & NPLS TO LOANS $40.0 $160.0 2.00% $136.5 $33.1 $135.7 $134.8 $134.6 $123.7 $30.0 $120.0 1.50% $20.0 $80.0 1.00% 0.88% 0.88% 0.85% 0.86% $10.0 $6.7 $6.7 $40.0 0.78% 0.50% $5.1 $4.0 $- $0.0 0.00% 2Q17 3Q17 4Q17 1Q18 2Q18(1) 2Q17 3Q17 4Q17 1Q18 2Q18 NPL NPLs/Loans NET CHARGE-OFFS (NCOS) AND NCOS TO AVERAGE LOANS ALLOWANCE FOR CREDIT LOSSES (ALLOWANCE) TO NPLS & LOANS 150.0% 137% 3.00% $60.0 1.25% 129% 128% 131% 131% 1.01% 125.0% 1.05% $39.9 0.85% 100.0% 2.00% $40.0 0.65% 75.0% 0.45% 0.14% 50.0% 1.00% $20.0 0.11% 0.14% 0.10% 0.25% 1.14% 1.13% 1.12% 1.12% 1.07% 25.0% 0.05% $4.3 $5.3 $5.4 $4.0 $- -0.15% 0.0% 0.00% 2Q17 3Q17 4Q17 1Q18 2Q18(2) 2Q17 3Q17 4Q17 1Q18 2Q18 NCOs NCOs/Average Loans (annualized) Allowance/NPLs Allowance/Loans ($ IN MILLIONS) (1) Includes a $36.8 million provision for credit loss related to one commercial relationship recorded in 2Q18 23 (2) Includes a $33.9 million charge-off related to one commercial relationship incurred in 2Q18

Non-Interest Income MORTGAGE BANKING INCOME & SPREADS $7.0 4.00% $6.1 $6.0 3.50% $5.2 NON-INTEREST INCOME, EXCLUDING SECURITIES GAINS $4.8 3.00% $5.0 $4.4 $4.2 2.50% $4.0 $60.0 2.00% $3.0 1.50% $2.0 1.62% 1.44% 1.36% 1.30% 1.00% $50.0 1.11% $1.0 0.50% ~ $730 $- million 0.00% 2Q17(2) 3Q17 4Q17 1Q18 2Q18 $40.0 Gains on Sales Servicing Income~ $610 Spread on Sales (1) million $55.0 $30.0 $50.9 $47.4 $49.1 $45.9 OTHER NON-INTEREST INCOME $20.0 $50.6 $50.0 $44.8 $43.9 $42.6 $41.7 $10.0 $40.0 $30.0 $- 2Q17 3Q17 4Q17 1Q18 2Q18 $20.0 $10.0 $- 2Q17 3Q17 4Q17 1Q18 2Q18 Invt Mgmt & Trust Srvs Deposit Srv Chgs Oth Srv Chgs Other ($ IN MILLIONS) (1) Represents Gains on Sales divided by total new commitments to originate residential mortgage loans for customers 24 (2) Servicing income includes $1.3 million mortgage servicing rights recovery in 2Q17

Non-Interest Expenses SALARIES AND EMPLOYEE BENEFITS & STAFFING (1) $80.0 $75.8 3,700 NON-INTEREST EXPENSE & EFFICIENCY RATIO $74.5 $72.9 $73.5 $74.9 $70.0 3,600 $60.0 3,580 3,500 $160.0 68.0% 3,550 $50.0 3,400 $40.0 $140.0 67.5% 67.0% 3,300 $30.0 3,200 $20.0 ~ $730 million $120.0 66.0% $10.0 3,100 $- 3,000 2Q17 3Q17 4Q17 ~ $610 1Q18 2Q18 $100.0 65.3% 65.0% million $138.5 $136.7 $132.7 $132.2 $133.3 Employee Benefits Total Salaries Average Full-time Equivalent Employees $80.0 64.0% 64.3% 64.2% $60.0 63.3% 63.0% OTHER NON-INTEREST EXPENSES $70.0 $65.0 $60.9 $40.0 62.0% $60.0 $58.2 $59.3 $58.4 $50.0 $20.0 61.0% $40.0 $30.0 $- 60.0% 2Q17 3Q17 4Q17 1Q18 2Q18 $20.0 $10.0 $- 2Q17 3Q17 4Q17 1Q18 2Q18 Occp & Equip Data Processing & Software Outside Srvs Other ($ IN MILLIONS) 25 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation

Profitability & Capital ROA(1) ROE AND ROE (TANGIBLE)(2) 1.20% 11.52% 11.85% 12.00% 11.06% 0.98% 1.01% 1.00% 0.94% 8.76% 9.02% 8.36% 7.91% 8.23% 0.80% 0.70% 8.00% 0.67% 6.03% 6.28% 0.60% 4.00% 0.40% 0.20% 0.00% 2Q17 3Q17 4Q17(3) 1Q18 2Q18 0.00% 2Q17 3Q17 4Q17(3) 1Q18 2Q18 ROE ROE (tangible) TANGIBLE COMMON EQUITY RATIO(2) NET INCOME PER DILUTED SHARE 12.0% $0.30 $0.28 $0.28 $0.26 8.7% 8.7% 8.7% 8.8% 8.7% $0.25 $0.20 8.0% $0.19 $0.20 $0.15 4.0% $0.10 $0.05 0.0% $- 2Q17 3Q17 4Q17 1Q18 2Q18 2Q17 3Q17 4Q17(3) 1Q18 2Q18 (1) ROA is return an average assets determined by dividing net income for the period indicated by average assets, annualized 26 (2) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation (3) 4Q17 reflects the impact of the $15.6 million charge to income taxes related to the re-measurement of net deferred tax assets

2018 Outlook Changes from the outlook as of the end of the first quarter of 2018 have been highlighted. • Loans & Deposits: Average annual loan and core deposit growth rates in the low to mid single-digits • Asset Quality: Provision will reflect impacts of changes in asset quality measures, risk rating migration, and the results of our allowance allocation methodology, as well as loan growth • Non-Interest Income(1): Flat to low single-digit growth • Non-Interest Expense: Including amortization of tax free investments, low single-digit growth rate • Capital: Focus on utilizing capital to support loan growth and provide appropriate returns to shareholders • Net Interest Margin: For the full year 2018, the outlook for NIM is an increase of 7 to 12 basis points over 2017, including the impact of tax reform on tax equivalent net interest income • Effective Tax Rate: Anticipated to range between 11% to 14% depending on level of tax credits realized 27 (1) Excluding securities gains and the litigation settlement of $5.1 million recognized in the fourth quarter of 2017

APPENDIX

Average Loan Portfolio And Yields Change in 2Q 2018 Balance From Yield From Balance Yield 1Q 2018 2Q 2017 1Q 2018 2Q 2017 (dollars in millions) Comm'l Mort $ 6,299 4.34% $ (7) $ 135 0.18% 0.34% Commercial 4,335 4.27% 46 114 0.12% 0.27% Resid Mort 2,026 3.89% 68 318 0.04% 0.12% Home Equity 1,503 4.83% (36) (85) 0.18% 0.50% Construction 978 4.40% (6) 81 0.18% 0.42% Consumer 346 4.43% 30 45 (0.24%) (0.60%) Leasing 272 4.59% 11 27 0.06% 0.17% Other 9 - 1 6 - % - % - Total Loans $ 15,768 4.32% $ 107 $ 641 0.13% 0.27% Note: Presented on an FTE basis, using a 21% and 35% federal tax rate and statutory interest expense disallowances in 2018 and 2017, respectively 29 Average loan portfolio and yield are for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017

Average Customer Funding And Rates Change In 2Q 2018 Balance From Rate From Balance Rate 1Q 2018 2Q 2017 1Q 2018 2Q 2017 (dollars in millions) Nonint DDA $ 4,282 - % $ 36 $ (106) - % - % Int DDA 3,952 0.50% (7) 262 0.09% 0.20% Savings/MMDA 4,538 0.49% 44 223 0.10% 0.24% Brokered Deposits 85 1.87% 11 85 0.36% 1.87% Time deposits 2,660 1.26% 13 (36) 0.06% 0.16% Total Deposits 15,517 0.50% 97 428 0.07% 0.16% Cash Mgt 478 0.41% (6) 201 0.00% 0.32% Total Customer Funding $ 15,995 0.50% $ 91 $ 629 0.07% 0.16% 30 Note: Average customer funding and the rate are for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017

Loan Distribution By State Comm'l Consumer Comm'l Mortgage Constr. Res. Mtg. & Other Total (in thousands) Pennsylvania $ 3,100,252 $ 3,256,610 $ 491,953 $ 753,587 1,286,311 $ 8,888,713 New Jersey 560,333 1,430,936 191,322 276,509 410,976 2,870,076 Maryland 367,143 734,460 137,884 462,973 276,027 1,978,487 Virginia 99,959 522,905 85,619 513,274 62,367 1,284,124 Delaware 136,915 359,564 83,927 88,187 102,976 771,569 $ 4,264,602 $ 6,304,475 $ 990,705 $ 2,094,530 $ 2,138,657 $ 15,792,969 31 Note: Data as of June 30, 2018

Non-performing Loans(1) Comm'l Consumer Ending Loans NPLs/Loans Comm'l Mortgage Constr. Res. Mtg. & Other Total NPLs by State by State (dollars in thousands) Pennsylvania $ 28,612 $ 17,680 $ 3,027 $ 7,586 $ 5,000 $ 61,905 $ 8,888,713 0.70% New Jersey 6,382 13,502 1,738 3,978 4,640 30,240 2,870,076 1.05% Maryland 4,351 2,498 33 650 1,152 8,684 1,978,487 0.44% Virginia 1,345 582 1,282 5,997 726 9,932 1,284,124 0.77% Delaware 3,355 5,016 3,240 678 696 12,983 771,569 1.68% $ 44,045 $ 39,278 $ 9,319 $ 18,888 $ 12,214 $ 123,744 $ 15,792,969 0.78% Ending Loans $ 4,264,602 $ 6,304,475 $ 990,705 $ 2,094,530 $ 2,138,657 $ 15,792,969 Non-performing Loan % (6/30/18) 1.03% 0.62% 0.94% 0.90% 0.57% 0.78% (1) Includes loans ≥ 90 days past due and accruing, and non-accrual loans 32 Note: Data as of June 30, 2018

Net Charge-offs (Recoveries) Annualized Comm'l Consumer Average Loans Charge-Offs to Comm'l Mortgage Constr. Res. Mtg. & Other Total by State Average Loans (dollars in thousands) Pennsylvania $ 37,694 $ (110) $ 214 $ 54 $ 701 $ 38,553 $ 8,949,325 1.72% New Jersey (68) (51) (9) (19) 497 350 2,849,114 0.05% Maryland 465 224 (43) (6) (15) 625 1,954,797 0.13% Virginia - - - 364 12 376 1,253,967 0.12% Delaware - (18) - (6) 9 (15) 761,174 -0.01% $ 38,091 $ 45 $ 162 $ 387 $ 1,204 $ 39,889 $ 15,768,377 1.01% Average Loans $ 4,335,097 $ 6,298,534 $ 978,327 $ 2,026,161 $ 2,130,258 $ 15,768,377 Annualized Net Charge-offs (Recoveries) to Average Loans 3.51% 0.00% 0.07% 0.08% 0.23% 1.01% 33 Note: Data as of the three months ended June 30, 2018

Investment Portfolio Weighted Avg. Remaining Life Amortized Unrealized Estimated (in years) Cost Gain (Loss) Fair Value (dollars in millions) Residential mortgage-backed securities 4.3 $ 1,036 $ (35) $ 1,001 Collateralized mortgage obligations 3.6 742 (18) 724 State and municipal securities 8.1 416 (8) 408 Commercial mortgage-backed securities 3.6 244 (5) 239 Auction rate securities 5.0 107 (4) 103 Corporate debt securities 8.6 92 (1) 91 U.S. Government sponsored agency securities 5.1 27 - 27 Total Investments 5.6 $ 2,664 $ (71) $ 2,593 34 Note: Data as of June 30, 2018

Non-Interest Income (Excluding Securities Gains) Change From 2Q 2018 1Q 2018 2Q 2017 1Q 2018 2Q 2017 (in thousands) Other service charges and fees: Merchant fees $ 4,920 $ 4,115 $ 4,531 $ 805 $ 389 Debit card income 3,077 2,817 2,884 260 193 Commercial loan interest rate swap fees 2,393 1,291 3,768 1,102 (1,375) Letter of credit fees 956 992 1,109 (36) (153) Foreign exchange incomce 591 533 446 58 145 Other 1,728 1,671 1,604 57 124 Total 13,665 11,419 14,342 2,246 (677) Service charges on deposit accounts: Overdraft fees 5,092 5,145 5,648 (53) (556) Cash management fees 4,452 4,317 3,614 135 838 Other 2,726 2,500 3,652 226 (926) Total 12,270 11,962 12,914 308 (644) Investment management and trust services 12,803 12,871 12,132 (68) 671 Mortgage banking income 5,163 4,193 6,141 970 (978) Other: Credit card income 2,866 2,816 2,666 50 200 Small business administration lending income 846 357 1,163 489 (317) Other income 1,477 2,238 1,577 (761) (100) Total 5,189 5,411 5,406 (222) (217) Total Non-Interest Income, excluding securities gains $ 49,090 $ 45,856 $ 50,935 $ 3,234 $ (1,845) 35

Non-Interest Expense Change From 2Q 2018 1Q 2018 2Q 2017 1Q 2018 2Q 2017 (in thousands) Salaries and employee benefits $ 74,919 $ 75,768 $ 74,496 $ (849) $ 423 Net occupancy expense 12,760 13,632 12,316 (872) 444 Data processing and software 10,453 10,473 9,054 (20) 1,399 Other outside services 7,568 8,124 7,708 (556) (140) Professional fees 2,372 4,816 2,931 (2,444) (559) Equipment expense 3,434 3,534 3,034 (100) 400 FDIC insurance expense 2,663 2,953 2,366 (290) 297 Marketing 2,335 2,250 2,234 85 101 Amortization of tax credit investments 1,637 1,637 3,151 - (1,514) Other expenses 15,204 13,474 15,405 1,730 (201) Total Non-Interest Expenses $ 133,345 $ 136,661 $ 132,695 $ (3,316) $ 650 36

Non-GAAP Reconciliation

	Three Months Ended				
	Jun 30 2017	Sep 30 2017	Dec 31 2017	Mar 31 2018	Jun 30 2018
Efficiency ratio					
Non-interest expense	$ 132,695	$ 132,157	$ 138,452	$ 136,661	$ 133,345
Less: Amortization of tax credit investments	(3,151)	(3,503)	(3,376)	(1,637)	(1,637)
Non-interest expense (numerator)	$ 129,544	$ 128,654	$ 135,076	$ 135,024	$ 131,708
Net interest income (fully taxable-equivalent)	$ 147,349	$ 152,721	$ 155,253	$ 154,232	$ 159,027
Plus: Total Non-interest income	52,371	51,974	56,956	45,875	49,094
Less: Investment securities gains	(1,436)	(4,597)	(1,932)	(19)	(4)
Net interest income (denominator)	$ 198,284	$ 200,098	$ 210,277	$ 200,088	$ 208,117
Efficiency ratio	65.3%	64.3%	64.2%	67.5%	63.3%

	Three Months Ended				
	Jun 30 2017	Sep 30 2017	Dec 31 2017	Mar 31 2018	Jun 30 2018
Return on Average Shareholders' Equity (ROE) (Tangible)					
Net income (numerator)	$ 45,467	$ 48,905	$ 34,001	$ 49,480	$ 35,197
Average shareholders' equity	$ 2,181,189	$ 2,215,389	$ 2,237,031	$ 2,224,615	$ 2,246,904
Less: Average goodwill and intangible assets	(531,556)	(531,556)	(531,556)	(531,556)	(531,556)
Average tangible shareholders' equity (denominator)	$ 1,649,633	$ 1,683,833	$ 1,705,475	$ 1,693,059	$ 1,715,348
Return on average shareholders' equity (tangible), annualized	11.06%	11.52%	7.91%	11.85%	8.23%

***Note**: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

37

FULTON FINANCIAL CORPORATION

Non-GAAP Reconciliation

	Jun 30 2017	Sep 30 2017	Dec 31 2017	Mar 31 2018	Jun 30 2018
			(dollars in thousands)		
Tangible Common Equity to Tangible Assets (TCE Ratio)					
Shareholders' equity	$ 2,191,770	$ 2,225,786	$ 2,229,857	$ 2,235,493	$ 2,245,785
Less: Intangible assets	(531,556)	(531,556)	(531,556)	(531,556)	(531,556)
Tangible shareholders' equity (numerator)	$ 1,660,214	$ 1,694,230	$ 1,698,301	$ 1,703,937	$ 1,714,229
Total assets	$ 19,647,435	$ 20,062,860	$ 20,036,905	$ 19,948,941	$ 20,172,539
Less: Intangible assets	(531,556)	(531,556)	(531,556)	(531,556)	(531,556)
Total tangible assets (denominator)	$ 19,115,879	$ 19,531,304	$ 19,505,349	$ 19,417,385	$ 19,640,983
Tangible Common Equity to Tangible Assets	8.7%	8.7%	8.7%	8.8%	8.7%

	Three Months Ended				
	Jun 30 2017	SEP 30 2017	Dec 31 2017	Mar 31 2018	Jun 30 2018
			(in thousands)		
Pre-Provision Net Revenue					
Net interest income	$ 141,563	$ 146,809	$ 149,413	$ 151,318	$ 156,067
Non-interest income	52,371	51,974	56,956	45,875	49,094
Less: Investment securities gains	(1,436)	(4,597)	(1,932)	(19)	(4)
Total Revenue	$ 192,498	$ 194,186	$ 204,437	$ 197,174	$ 205,157
Non-interest expense	$ 132,695	$ 132,157	$ 138,452	$ 136,661	$ 133,345
Less: Amortization of tax credit investments	(3,151)	(3,503)	(3,376)	(1,637)	(1,637)
Total Non-interest expense	$ 129,544	$ 128,654	$ 135,076	$ 135,024	$ 131,708
Pre-Provision Net Revenue	**$ 62,954**	**$ 65,532**	**$ 69,361**	**$ 62,150**	**$ 73,449**

38

FULTON FINANCIAL CORPORATION

Peer Group . BancorpSouth Bank . TCF Financial Corporation . Commerce Bancshares, Inc. . Trustmark Corporation . First Midwest Bancorp, Inc. . UMB Financial Corporation . F.N.B. Corporation . Umpqua Holdings Corporation . Hancock Whitney Corporation . Union Bankshares Corporation . IBERIABANK Corporation . United Bankshares, Inc. . Investors Bancorp, Inc. . United Community Banks, Inc. . Northwest Bancshares, Inc. . Valley National Bancorp . Old National Bancorp . Webster Financial Corporation . Prosperity Bancshares, Inc. . Wintrust Financial Corporation . Provident Financial Services, Inc. 39 Note: Excludes MB Financial due to pending acquisition

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